SECOND AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of February 14, 2012, to the Fund Accounting Servicing Agreement, dated as of October 23, 2009, as amended November 8, 2011 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Gerstein Fisher Funds (the "Funds") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS                                                                                     U.S. BANCORP FUND SERVICES, LLC

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Executive Vice President

Amended Exhibit B to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

Gerstein Fisher Multi-Factor Growth Equity Fund FUND ACCOUNTING SERVICES FEE SCHEDULE at October, 2009
Annual Fund Accounting Fee Per Fund*
Base fee on the first $_____ million plus
_____ basis point on the next $_____ million
_____ basis point on the balance

Annual Base Fee on First $_____ Million Per Fund*
$_____ per domestic equity fund
$_____ per domestic balanced fund
$_____ per domestic fixed income/global equity/money market fund
$_____ per international/global fixed fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.

Additional Services
▪  Additional base fee of $_____ for each additional class
▪  Additional base fee of $_____ per manager/sub-advisor per fund
▪  Master/feeder products and international income funds

Conversion
▪  One month of service fee prior to service inception.

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B.

By:  Gerstein, Fisher & Associates, Inc.

Name:      /s/ Gregg S. Fisher

Title:         President                                                                           Date:          2/14/2012

Amended Exhibit B (continued) to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

Gerstein Fisher Multi-Factor International Growth Equity Fund FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at February 1, 2012

Annual Fee Based Upon Average Net Assets Per Fund*
_____ basis points on the first $_____ million
_____ basis points on the next $_____ million
 _____ basis points on the balance
Minimum annual fee:  $_____ per fund (Reduced to $_____ for year 1 & 2)

▪  Additional fee of $_____ for each additional class
▪  Additional fee of $_____ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪  Daily performance reporting
▪  Advisor Information Source Web portal
▪  USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
§      $_____ /fund for the 2nd fund (subject to change based on Board review and approval)
▪  $_____ / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

Additional Fund Legal Services (one time fee)
▪  $_____ per fund

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Amended Exhibit B (continued) to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES for Gerstein Fisher Multi-Factor Growth Fund and Gerstein Fisher Multi-Factor International Growth Equity Fund FEE SCHEDULE at October, 2009

Out-Of-Pocket Expenses
▪  Pricing Services
    − $_____ Domestic and Canadian Equities/Options
    − $_____ Corp/Gov/Agency Bonds/International Equities/Futures
    − $_____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
    − $_____ /Fund per Day - Bank Loans
    − $_____ /Fund per Day - Credit Default Swaps
    − $_____ /Fund per Day - Basic Interest Rate Swaps
    − $_____ /Fund per Month - Mutual Fund Pricing
    − $_____ /Foreign Equity Security per Month for Corporate Action Service
    − $_____ /Month Manual Security Pricing (>10/day)
▪  Factor Services (BondBuyer)
    − $_____ /CMO/Month
    − $_____ /Mortgage Backed/Month
    − $_____ /Month Minimum/Fund Group
▪  Fair Value Services (FT Interactive)
    − $_____ on the First 100 Securities/Day
    − $_____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service.  Alternative source costs may vary.